Exhibit 10.16

Execution Version

OPTION EXERCISE AND STOCK PURCHASE AGREEMENT

This OPTION EXERCISE AND STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 1, 2015, is made and entered into by and between Stephen K. Barker (“Equityholder”) and GYP Holdings I Corp., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, on June 24, 2014, Equityholder entered into an option grant award agreement with the Company (the “First Option Agreement”), pursuant to which Equityholder was granted an option to purchase shares of common stock of the Company (an “Option”) pursuant to the 2014 GYP Holdings I Corp. Stock Option Plan (the “Option Plan”);

WHEREAS, on March 23, 2015, Equityholder entered into a second option grant award agreement with the Company (the “Second Option Agreement” and, together with the First Option Agreement, the “Option Agreements”), pursuant to which Equityholder was granted an Option pursuant to the Option Plan;

WHEREAS, on May 4, 2015, Equityholder’s employment with a subsidiary of the Company was terminated;

WHEREAS, Equityholder desires to exercise 8,844 Options (the “Exercise”), which is the number of Options that have vested and are exercisable pursuant to the Option Agreements and this Agreement;

WHEREAS, simultaneously with the Exercise, Equityholder desires to sell, transfer, assign and deliver to the Company, and the Company desires to purchase, acquire and accept from Equityholder the shares of common stock, par value $0.01 per share (“Common Stock”) of the Company resulting from the Exercise, on the terms and subject to the conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      Exercise of Options.

Exercise.  On the terms and subject to the conditions set forth in this Agreement, Equityholder hereby elects to exercise his option to purchase 8,844 shares of Common Stock, having an aggregate fair market value of $1,326,600.00 and an aggregate strike price of $1,105,500.00 (the “Aggregate Strike Price”).  Equityholder tenders herewith payment of the Aggregate Strike Price by reducing the number of shares of Common Stock to be issued to him hereby by that number of shares of Common Stock having an aggregate fair market value on the date hereof equal to the Aggregate Strike Price. For the avoidance of doubt, the Exercise will result in Equityholder owning 1,474 shares of Common Stock (without regard to any shares of Common Stock he may own other than pursuant to the Exercise) (the “Option Shares”).

Termination of Equityholder’s Employment.  Equityholder agrees that, pursuant to the terms of the Option Agreements, any unvested portion of the Options was forfeited upon the termination of Equityholder’s employment.

2.                                      Stock Purchase.

Purchase of the Option Shares.  On the terms and subject to the conditions set forth in this Agreement, the Company hereby purchases, acquires and accepts from Equityholder, and Equityholder hereby sells, transfers, assigns and delivers to the Company, all of Equityholder’s right, title and interest in and to the Option Shares.

Purchase Price.  As full consideration for the purchase and sale of the Option Shares, concurrently with the execution hereof, the Company shall pay to Equityholder (or to an account designated by Equityholder) an amount equal to $221,100, less any withholding taxes payable by Equityholder (the “Purchase Price”).

Fair Consideration.  Equityholder and the Company acknowledge and agree that the Purchase Price represents full and fair consideration, and reasonably equivalent value in exchange for, the purchase and sale of the Option Shares on the terms and subject to the conditions herein contained, which consideration was agreed upon as the result of arm’s length, good-faith negotiations.

3.                                      Representations and Warranties.  Equityholder hereby represents and warrants to the Company that: (a) Equityholder has full legal capacity and full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) following the Exercise, Equityholder owns of record and beneficially, free and clear of any encumbrances, and is hereby transferring and delivering to the Company, good and marketable title to the Option Shares.

4.                                      Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding the conflicts of law principles of any jurisdiction to the contrary.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.                                      Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, FOR ANY PROCEEDING WHICH IS PERMITTED UNDER THIS AGREEMENT TO BE FILED IN A COURT, EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN SUCH PROCEEDING, INCLUDING BUT NOT LIMITED TO THOSE PROCEEDINGS TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, CONSENT, WAIVER, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH ANY OF THEM. EACH PARTY AGREES THAT IN ANY SUCH PROCEEDING, THE MATTERS SHALL BE TRIED TO A COURT AND NOT TO A JURY.

6.                                      Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the parties hereto with respect to the subject matter hereof.

7.                                      Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which when taken together shall constitute one and the same document. Facsimile, e-mail and other electronically transmitted signatures of the undersigned parties will have the same force and effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

GYP HOLDINGS I CORP.

By:	/s/ G. Michael Callahan, Jr.
Name: G. Michael Callahan, Jr.
Title: President/CEO

EQUITYHOLDER:

/s/ Stephen K. Barker
Stephen K. Barker